Exhibit 1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing Statement on Schedule 13D with respect to the Common Shares, par value $0.01 per share, of Kestrel Group Ltd is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: June 3, 2025

Bradford Luke Ledbetter

/s/ Bradford Luke Ledbetter

Terry Lee Ledbetter

/s/ Terry Lee Ledbetter

Reta Laurie Ledbetter

/s/ Reta Laurie Ledbetter

Kestrel Intermediate Ledbetter Holdings LLC

/s/ Bradford Luke Ledbetter
Name: Bradford Luke Ledbetter
Title: Authorized Signatory

Terry Lee Ledbetter and Reta Laurie Ledbetter 2000 Revocable Trust

/s/ Terry Lee Ledbetter
Name: Terry Lee Ledbetter
Title: Co-Trustee

Bradford Luke Ledbetter 2006 Grantor Trust No. 2

/s/ Bradford Luke Ledbetter
Name: Bradford Luke Ledbetter
Title: Trustee

Shari Ann Ledbetter Irrevocable 2019 Trust

/s/ Bradford Luke Ledbetter
Name: Bradford Luke Ledbetter
Title: Trustee

[Signature Page to Joint Filing Agreement]